                               October 4, 2005

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to  Oppenheimer  Senior  Floating  Rate
Fund, a  Massachusetts  business  trust (the "Fund"),  in connection  with the registration  on the  approximate  date of this  opinion  of Class Y shares of beneficial  interest  in the amount  designated  on the cover page of Form N-2 under the Securities Act of 1933, as amended,  and the Investment  Company Act of 1940,  as  amended,  (the  "Registration  Statement")  to be filed with the
Securities  and  Exchange  Commission  by the Fund  and to which  Registration
Statement  this  opinion  is an  Exhibit.  As  counsel  for the Fund,  we have examined the Registration  Statement,  such statutes,  regulations,  corporate records and other  documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      Based upon the foregoing,  we are of the opinion that the Class Y shares to be  issued  as  described  in the  Registration  Statement  have  been duly authorized and,  assuming receipt of proper  consideration  therefor,  will be legally  and validly  issued,  fully paid and  non-assessable  (except for the potential  liability  of  shareholders  described  in the Fund's  Statement of
Additional  Information under the caption  "Shareholder and Trustee Liability"
under "How the Fund is Managed - Organization and History").

      We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement  and  to  the  reference  to  us in  the  Registration
Statement.  We do not  thereby  admit  that  we are  within  the  category  of persons  whose  consent  is  required  under  Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/Allan B. Adams

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.